LEGG MASON

Adoption Agreement For
Legg Mason Wood Walker, Inc.
Simplified Employee Pension Plan

     The undersigned Employer adopts the Legg Mason Wood Walker, Inc. Prototype Simplified Employee Pension Plan on behalf of those Employees who shall qualify as Participants hereunder, to be known as the



      A1________________________________________________________________________

Employer Information


      B1 Name of Employer: a. __________________________________________________

                           b. __________________________________________________

      B2 Address:          a. __________________________________________________


                           b. ________________   c. ________________  d. _______
                                  City                   State             Zip

                           e. __________________________________________________
                                          Telephone


      B3  Employer Identification Number:  a. ________ - _______________________

      B4 Type of Entity:
          a. [ ] S Corporation
          b. [ ] Professional Service Corporation
          c. [ ] Corporation
          d. [ ] Sole Proprietorship
          e. [ ] Partnership
          f. [ ] Other _________________________________________________________
          g. [ ] Member of controlled group? If yes, one of above must also be checked.
          h. [ ] Member of an affiliated service group? If yes, one of above must also be checked.

          Note: If answer to g. or h. is yes, employees of all affiliated service and/or controlled groups must be included in this Plan.

________________________________________________________________________________
Financial Advisor            F.A. #           Branch           Account Number

Copyright 1992 Legg Mason Wood Walker, Inc.                              1 o SEP

LEGG MASON


Plan Information

      C1  Plan Year:

          a. [ ] The Calendar Year.

          b. [ ] The Employer's Fiscal Year which begins on __________________ and ends on _______________ . (This option is subject to such terms and conditions as the Secretary of the Treasury may prescribe.)

            Note: If you already maintain a SEP and desire to change to a year other than a Calendar Year, an Employee who has any service during the short year must be given credit for that service in determining whether he or she has performed service in three of the last five years. Such an Employee must also receive a contribution for the short year if he or she would have been entitled to a contribution for the Calendar Year in which the short year begins if there had been no change.

      C2 Effective Date of Plan (or if this is an amendment, the effective date of the amendment):

___________________________________
         month/day/year


Eligibility

      D1 Conditions of Eligibility (If no age or service is required, leave blank)

          Any Employee who has performed service in at least _________________ (may not exceed 3) of the immediately 5 preceding Plan Years for the Employer and who has reached his ___________________ (may not exceed
          21st) birthday.

          Note: The Employer shall not make a contribution on behalf of a Participant for any Plan Year in which such Participant received less than $400.00 in compensation as indexed for 1995 (within the meaning of Code Section 414(q)(7) and as adjusted at the same time and manner as under Code Section 415(d)).

      D2  PLAN SHALL RECOGNIZE SERVICE WITH A PREDECESSOR EMPLOYER
          a. [ ] No.

          b. [ ] Yes:  Service with
                 shall be recognized for the purpose of this Plan.

          Note: If the predecessor employer maintained a qualified plan, b. must be marked.

      D3 FORMULA FOR DETERMINING AND ALLOCATING EMPLOYER'S CONTRIBUTION -- Non-Elective Contributions

          a. [ ] Discretionary non-integrated contribution formula. The Employer may make a discretionary contribution each Plan Year which contribution shall be allocated to each Participant in the same proportion that each Participant's Compensation bears to the Compensation of all Participants for such year.

                                                                         2 o SEP

LEGG MASON


          b. Discretionary integrated contribution formula. The Employer may make a discretionary contribution each Plan Year which contribution shall be allocated to each Participant in the following manner:

          Step One: The contribution will be allocated in the ratio that each Participant's Compensation bears to the total Compensation for all Participants, but not in excess of 3% of each Participant's Compensation;

          Step Two: Any contribution remaining after the allocation in Step One will be allocated in the ratio that each Participant's Compensation for the Plan Year in excess of the integration level bears to the excess Compensation of all Participants, but not in excess of 3%;

          Step Three: Any contribution remaining after the allocation in Step Two will be allocated in the ratio that the sum of each Participant's total Compensation and Compensation in excess of the integration level bears to the sum of all Participants' total Compensation and Compensation in excess of the integration level, but not in excess of the maximum disparity rate.

          Step Four: Any remaining contribution will be allocated in the ratio that each Participant's Compensation for the Plan Year bears to the total Compensation for all Participants.

          The integration level is equal to:

          1. [ ] Taxable Wage Base.

          2. [ ] _____% of the Taxable Wage Base (not to exceed 100%).

          The maximum disparity rate is equal to the lesser of:

          (a) 2.7%.

          (b) l.3% if the percentage or dollar amount entered at 2 above is more than 20% but less than 80% of the Taxable Wage Base.

          (c) 2.4% if the percentage or dollar amount entered at 2 above is more than 80% but less than 100% of the Taxable Wage Base.

          Note: In no event can the amount allocated to any Participant exceed the lesser of (1) 15% of such Participant's Compensation or (2) the greater of $30,000 or one-quarter of the dollar limitation in effect under Code Section 415(b)(1)(A).

      D4  COMPENSATION

          a. Compensation for purposes of determining and allocating the Employer's contribution shall be wages and all other payments which are required to be reported in the box on Form W-2 entitled "Wages, Tips and Other Compensation."

          b. In addition, Compensation:

          1. [ ] Shall

          2. [ ] Shall not

          include compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125 (salary reductions to a cafeteria plan), 402(a)(8) (salary reductions to a SEP), 402(h)(1)(B) (salary reductions to a 401(k) plan) or 403(b) (salary reductions to a TSA).

                                                                         3 o SEP

LEGG MASON


      D5  LIMITATIONS ON ALLOCATIONS

          If a Participant in this Plan is or ever has been a Participant in a defined benefit plan maintained by the Employer and this Plan is Top Heavy, but not Super Top Heavy:

          a. [ ] N/A, Employer does not maintain and never has maintained a defined benefit plan.

           b. [ ] The minimum allocation under this Plan shall be 5% of each Participant's Compensation.

           c. [ ] The minimum allocation under this Plan shall be 71/2% of each Participant's Compensation. (This allows the 415(e) fraction to be based on 125 instead of 100).

           Note: An Employer who has ever maintained a defined benefit plan which is now terminated may not participate in this prototype SEP plan. If subsequent to adopting this Plan, any defined benefit plan of the Employer terminates, the Employer will no longer participate in this prototype plan and will be considered to have an individually designed plan.
                                                                         4 o SEP

LEGG MASON

           The Employer hereby states that:

           1. Prior to the date an Eligible Employee becomes a Participant in this Simplified Employee Pension, a Legg Mason IRA Adoption Agreement shall have been executed by the Eligible Employee and be in effect and a Legg Mason IRA Adoption Agreement shall be executed by any Eligible Employee prior to becoming eligible to participate in this Simplified Employee Pension. All Employer contributions to this Simplified Employee Pension shall be made only to IRAs maintained pursuant to such Agreements.

           2. All Eligible Employees of any affiliated service groups or controlled groups, as defined in Code Section 414, shall participate in this Simplified Employee Pension; and

           3. Withdrawals and/or distributions of Employer contributions to this Simplified Employee Pension from any Participant's IRA shall be governed solely by the terms of the applicable IRA document.

              To obtain more information concerning the rules governing this SEP, please contact your Legg Mason Financial Advisor.

           The Employer hereby causes this Agreement to be executed on this, the __________ day of ____________________, 19__.



           EMPLOYER: ___________________________________________________________
                                  (enter name)

           BY: _________________________________________________________________



           ACCEPTED BY LEGG MASON WOOD WALKER, INC.

           BY: _________________________________________________________________

                Print Name: ____________________________________________________

                Print Title: ___________________________________________________

                Date: __________________________________________________________



           Note: Legg Mason Wood Walker, Inc. shall not be bound by the terms of this Agreement unless a duly authorized representative of Legg Mason Wood Walker, Inc. executes this Agreement on the space provided above. A person shall have Legg Mason Wood Walker, Inc.'s consent to the adoption of the Simplified Employee Pension and shall be entitled to rely upon the opinion letter issued by the Internal Revenue Service approving as acceptable the form of the Simplified Employee Pension only if Legg Mason Wood Walker, Inc. executes this Agreement and only if, and as long as, the representations of the Employer made in this Adoption Agreement are, and continue to be, true and correct.

                                                                         5 o SEP

                                   Blank Page

LEGG MASON

Adoption Agreement For
Legg Mason Wood Walker, Inc.
Salary Reduction Simplified Employee Pension Plan

     The undersigned Employer adopts the Legg Mason Wood Walker, Inc. Prototype Simplified Employee Pension Plan on behalf of those Employees who shall qualify as Participants hereunder, to be known as the



      A1 _______________________________________________________________________


Employer Information


      B1 Name of Employer: a. __________________________________________________

                           b. __________________________________________________

      B2 Address:          a. __________________________________________________


                           b. __________________   c. _____________   d. _______
                                     City                 State            Zip

                           e. __________________________________________________
                                                 Telephone


      B3  Employer Identification Number:  a. ______ - _________________________

      B4 Type of Entity:
          a. [ ] S Corporation
          b. [ ] Professional Service Corporation
          c. [ ] Corporation
          d. [ ] Sole Proprietorship
          e. [ ] Partnership
          f. [ ] Other _________________________________________________________
          g. [ ] Member of controlled group? If yes, one of above must also be checked.
          h. [ ] Member of an affiliated service group? If yes, one of above must also be checked.

          Note: If answer to g. or h. is yes, employees of all affiliated service and/or controlled groups must be included in this Plan.

____________________________  ______________  _____________  ___________________
    Financial Advisor             F.A. #          Branch        Account Number

                                                                         1 o SAR

LEGG MASON

Plan Information

      C1  Plan Year:
          a. [ ] The Calendar Year.

          b. [ ] The Employer's Fiscal Year which begins on ____________________ and ends on _______________. (This option is subject to such terms and conditions as the Secretary of the Treasury may prescribe.)

             Note: If you already maintain a SEP and desire to change to a year other than a Calendar Year, an Employee who has any service during the short year must be given credit for that service in determining whether he or she has performed service in three of the last five years. Such an Employee must also receive a contribution for the short year if he or she would have been entitled to a contribution for the Calendar Year in which the short year begins if there had been no change.


      C2 Date of Plan Amendment (New Salary Reduction Simplified Employee Pension Plans may not be established after 12/31/96.)

___________________________________
          month/day/year


Eligibility

      D1 Conditions of Eligibility (If no age or service is required, leave blank)

           Any Employee who has performed service in at least __________________ (may not exceed 3) of the immediately 5 preceding Plan Years for the Employer and who has reached his ___________________ (may not exceed 21st) birthday.

         Note: The Employer shall not make a contribution on behalf of a Participant for any Plan Year in which such Participant received less than $400.00 in compensation as indexed for 1995 (within the meaning of Code Section 414(q)(7) and as adjusted at the same time and manner as under Code Section 415(d)).

      D2  PLAN SHALL RECOGNIZE SERVICE WITH A PREDECESSOR EMPLOYER
          a. [ ] No.

          b. [ ] Yes: Service with _______________________ shall be recognized for the purpose of this Plan.

          Note: If the predecessor employer maintained a qualified plan, b. must be marked.

      D3 FORMULA FOR DETERMINING AND ALLOCATING EMPLOYER'S CONTRIBUTION -- Non-Elective Contributions

          a. [ ] N/A. This Plan allows only elective deferrals (other than any top-heavy minimums).

          b. [ ] Discretionary non-integrated contribution formula. The Employer may make a discretionary contribution each Plan Year which contribution shall be allocated to each Participant in the same proportion that each Participant's Compensation bears to the Compensation of all Participants for such year.

                                                                         2 o SAR

LEGG MASON

          c. [ ] Discretionary integrated contribution formula. The Employer may make a discretionary contribution each Plan Year which contribution shall be allocated to each Participant in the following manner:

          Step One: The contribution will be allocated in the ratio that each Participant's Compensation bears to the total Compensation for all Participants, but not in excess of 3% of each Participant's Compensation;

          Step Two: Any contribution remaining after the allocation in Step One will be allocated in the ratio that each Participant's Compensation for the Plan Year in excess of the integration level bears to the excess Compensation of all Participants, but not in excess of 3%;

          Step Three: Any contribution remaining after the allocation in Step Two will be allocated in the ratio that the sum of each Participant's total Compensation and Compensation in excess of the integration level bears to the sum of all Participants' total Compensation and Compensation in excess of the integration level, but not in excess of the maximum disparity rate.

          Step Four: Any remaining contribution will be allocated in the ratio that each Participant's Compensation for the Plan Year bears to the total Compensation for all Participants.

          The integration level is equal to:

          1. [ ] Taxable Wage Base.

          2. [ ] ____% of the Taxable Wage Base (not to exceed 100%).

          The maximum disparity rate is equal to the lesser of:

          (a) 2.7%.

          (b) l.3% if the percentage or dollar amount entered at 2 above is more than 20% but less than 80% of the Taxable Wage Base.

          (c) 2.4% if the percentage or dollar amount entered at 2 above is more than 80% but less than 100% of the Taxable Wage Base.

          Note: In no event can the amount allocated to any Participant exceed the lesser of (1) 15% of such Participant's Compensation or (2) the greater of $30,000 or one-quarter of the dollar limitation in effect under Code Section 415(b)(1)(A).

      D4  COMPENSATION

          a. Compensation for purposes of determining and allocating the Employer's contribution shall be wages and all other payments which are required to be reported in the box on Form W-2 entitled "Wages, Tips and Other Compensation."

          b. In addition, Compensation:

          1. [ ] Shall

          2. [ ] Shall not

          include compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125 (salary reductions to a cafeteria plan), 402(a)(8) (salary reductions to a SEP), 402(h)(1)(B) (salary reductions to a 401(k) plan) or 403(b) (salary reductions to a TSA).

                                                                         3 o SAR

LEGG MASON

      D5  SALARY REDUCTION ARRANGEMENT -- ELECTIVE DEFERRALS

          Each Participant may elect to have his or her Compensation (as determined before applying the salary reduction) reduced by:

          1. [ ]  Up to ______ %.

          2. [ ] Up to the maximum percentage allowable not to exceed the limits of Code Sections 402, 404 and 415.

          AND, a Participant may make a special election to defer all or a portion of any cash bonuses that would otherwise be paid during the Plan Year.

          3. [ ]  Yes.

          4. [ ]  No.

      D6  TOP-HEAVY PROVISIONS

          Pursuant to the provisions of Section 4.6, this plan:

          a. [ ]  Shall be deemed to be top-heavy.

          b. [ ] Shall not be deemed to be top-heavy.

          AND, any top-heavy minimum contributions shall be made:

          c. [ ] Pursuant to this Plan.

          d. [ ] Pursuant to the following other plan maintained by the
          Employer: ___________________________________________________

          NOTE: If elective deferrals are permitted and this Plan becomes top-heavy or is deemed to be top-heavy, the Employer will be required to contribute an amount equal to the 3% of the Compensation of each Non-Key Employee who is a Participant, or if less, the highest percentage contributed by the Employer to any Key Employee. For purposes of this requirement, elective contributions are taken into account in determining the amount contributed on behalf of a Key Employee but are not taken into account in determining the amount contributed on behalf of a Non-Key Employee.

      D7  LIMITATIONS ON ALLOCATIONS

          If a Participant in this Plan is or ever has been a Participant in a defined benefit plan maintained by the Employer and this Plan is Top Heavy, but not Super Top Heavy:

          a. [ ] N/A, Employer does not maintain and never has maintained a defined benefit plan.

           b. [ ] The minimum allocation under this Plan shall be 5% of each Participant's Compensation.

           c. [ ] The minimum allocation under this Plan shall be 71/2% of each Participant's Compensation. (This allows the 415(e) fraction to be based on 125 instead of 100).

           Note: An Employer who has ever maintained a defined benefit plan which is now terminated may not participate in this prototype SEP plan. If subsequent to adopting this Plan, any defined benefit plan of the Employer terminates, the Employer will no longer participate in this prototype plan and will be considered to have an individually designed plan.
                                                                         4 o SAR

LEGG MASON

           The Employer hereby states that:

           1. Prior to the date an Eligible Employee becomes a Participant in this Simplified Employee Pension, a Legg Mason IRA Adoption Agreement shall have been executed by the Eligible Employee and be in effect and a Legg Mason IRA Adoption Agreement shall be executed by any Eligible Employee prior to becoming eligible to participate in this Simplified Employee Pension. All Employer contributions to this Simplified Employee Pension shall be made only to IRAs maintained pursuant to such Agreements.

           2. All Eligible Employees of any affiliated service groups or controlled groups, as defined in Code Section 414, shall participate in this Simplified Employee Pension; and

           3. Withdrawals and/or distributions of Employer contributions to this Simplified Employee Pension from any Participant's IRA shall be governed solely by the terms of the applicable IRA document.

              To obtain more information concerning the rules governing this SEP, please contact your Legg Mason Financial Advisor.

           The Employer hereby causes this Agreement to be executed on this, the _______ day of ________________, 19__.



           EMPLOYER: ___________________________________________________________
                                  (enter name)

           BY: _________________________________________________________________



           ACCEPTED BY LEGG MASON WOOD WALKER, INC.

           BY: _________________________________________________________________

                Print Name: ____________________________________________________

                Print Title: ___________________________________________________

                Date: __________________________________________________________



           Note: Legg Mason Wood Walker, Inc. shall not be bound by the terms of this Agreement unless a duly authorized representative of Legg Mason Wood Walker, Inc. executes this Agreement on the space provided above. A person shall have Legg Mason Wood Walker, Inc.'s consent to the adoption of the Simplified Employee Pension and shall be entitled to rely upon the opinion letter issued by the Internal Revenue Service approving as acceptable the form of the Simplified Employee Pension only if Legg Mason Wood Walker, Inc. executes this Agreement and only if, and as long as, the representations of the Employer made in this Adoption Agreement are, and continue to be, true and correct.

                                                                         5 o SAR

                                   Blank Page

Legg Mason Wood Walker, Inc.
Simplified Employee Pension Plan
Disclosure Statement

     Your Employer has established a Simplified Employee Pension Plan for the benefit of all of its Eligible Employees. The information provided explains what a Simplified Employee Pension Plan is, how contributions are made, and how to treat your Employer's contributions for tax purposes.

     Please read the questions and answers carefully. For more specific information, also see the Plan and Adoption Agreement.


Questions and Answers


     (Section references are to the Internal Revenue Code, unless otherwise noted.)

1.   Q.  What is a Simplified Employee Pension or SEP?

     A. A SEP is a retirement income arrangement under which your Employer may contribute an amount each year up to the smaller of $30,000 or 15% of your Compensation into your own Individual Retirement Account/Annuity (IRA).

     Your Employer will provide you with a copy of the Plan and Adoption Agreement containing the participation requirements and a description of the basis upon which Employer contributions may be made to your IRA.

All amounts contributed to your IRA by your Employer belong to you, even after you separate from service with that Employer.

2. Q. Must my Employer contribute to my IRA under the SEP?

     A. Whether or not your Employer makes a contribution to the SEP depends on the formula chosen in the Adoption Agreement. If a contribution is made under the SEP, it must be allocated to all the Eligible Employees according to the SEP agreement. However, regardless of which formula is used, all Compensation in excess of $150,000 (applicable for 1995) as adjusted each year by the IRS, must be disregarded for the purposes of the SEP.

3. Q. How much may my Employer contribute to my SEP-IRA in any year?

     A. The contribution (if any) made on your behalf by your Employer for any Plan Year is limited to the smaller of $30,000 or 15% of your Compensation for that Plan Year. The Compensation used to determine this limit does not include any amount which is contributed by your Employer to your IRA under the SEP.

4. Q. How do I treat my Employer's SEP contributions for my taxes?

     A. The amount your Employer contributes is excludable from your gross income (subject to certain limitations such as the limitation mentioned in 3 above) and is not includible as taxable wages on your Form W-2.

5. Q. May I also contribute to my IRA if I am a Participant in a SEP?

     A. Yes. You may still contribute the lesser of $2,000 or 100% of your Compensation to an IRA. However, the amount which is deductible is subject to various limitations. Also see Question 11.

6. Q. Are there any restrictions on the IRA I select to deposit my SEP contributions in?

     A. Yes. Contributions must be made to either a Model IRA which is executed on an IRS form or a master or prototype IRA for which the IRS has issued a favorable opinion letter.

7. Q. What if I don't want a SEP-IRA?

     A. You are required to participate in the SEP-IRA as a condition of employment once you have satisfied the plan's eligibility requirements.

8. Q. Can I move funds from my SEP-IRA to another tax-sheltered IRA?

     A. Yes. It is permissible for you to withdraw, or receive, funds from your SEP-IRA, and no more



Copyright 1992 Legg Mason Wood Walker, Inc.

than 60 days later, place such funds in another IRA, or SEP-IRA. This is called a "roll-over" and may not be done without penalty more frequently than at one-year intervals. However, there are no restrictions on the number of times you may make "transfers" if you arrange to have such funds transferred between the Trustees, so that you never have possession.

9. Q. What happens if I withdraw my Employer's contribution from my IRA?

     A. If you don't want to leave the Employer's contribution in your IRA, you may withdraw it at any time, but any amount withdrawn is includible in your income. Also, if withdrawals occur before attainment of age 59 1/2, and not on account of death or disability, you may be subject to a penalty tax.

10. Q. May I participate in a SEP even though I'm covered by another plan?

     A. Yes. In most cases you can participate in a SEP (other than a model SEP established by the use of Form 5305-SEP) even though you participate in another qualified plan of the same Employer. If you do participate in a SEP and another plan, the limit in Question 3 above may be reduced in accordance with the Internal Revenue Code. Also, if you work for several employers you may be covered by a SEP of one employer and a different SEP or pension or profit-sharing plan of another employer. Also, see Questions 11 and 12.

11.  Q.  What happens if too much is contributed to my SEP-IRA in one year?

     A. Any contribution that is more than the yearly limitations may be withdrawn without penalty by the due date (plus extensions) for filing your tax return (normally April 15th), but is includible in your gross income. Excess contributions left in your SEP-IRA after that time may have adverse tax consequences.

12. Q. Do I need to file any additional forms with IRS because I participate in a SEP?

     A.  No.

13. Q. Is my Employer required to provide me with information about SEP-IRA's and the SEP Agreement?

     A. Yes. Your Employer must provide you with a copy of the executed SEP Plan and Adoption Agreement, these Questions and Answers, and provide a statement each year showing any contribution to your IRA.

14. Q. Is the financial institution where I establish my IRA also required to provide me with information?

     A. Yes. It must provide you with a disclosure statement which contains the following items of information in plain non-technical language:

(1)  The statutory requirements which relate to your IRA;

(2) The tax consequences which follow the exercise of various options and what those options are;

(3) Participation eligibility rules, and rules on the deductibility and nondeductibility of retirement savings;

(4) The circumstances and procedures under which you may revoke your IRA, including the name, address, and telephone number of the person designated to receive notice of revocation (this explanation must be prominently displayed at the beginning of the disclosure statement);

(5) Explanations of when penalties may be assessed against you because of specified prohibited or penalized activities concerning your IRA; and

(6) Financial disclosure information which:

(a) Either projects value growth rates of your IRA under various contribution and retirement schedules, or describes the method of computing and allocating annual earnings and charges which may be assessed;

(b) Describes whether, and for what period, the growth projections for the plan are guaranteed, or a statement of the earnings rate and terms on which the projection is based;

(c) States the sales commission to be charged in each year expressed as a percentage of $1,000; and

(d) States the proportional amount of any nondeductible life insurance which may be a feature of your IRS.

     In addition to this disclosure statement, the financial institution is required to provide you with a financial statement each year. It may be necessary to retain and refer to statements for more than one year in order to evaluate the investment performance of the IRA and for information on how to report IRA distributions for tax purposes.

     See Publication 590, Individual Retirement Arrangements (IRA's), available at most IRS offices, for a more complete explanation of the disclosure requirements.

Legg Mason Wood Walker, Inc.
Simplified Employee Pension Plan
Addendum to Disclosure Statement


Notice To Employees

     The following information is provided in addition to the Disclosure Statement. This addendum describes a SEP which permits you to defer a portion of your compensation to your own IRA. If the plan your employer sponsors does not permit elective deferrals, then this addendum does not apply. For more specific information, refer to the SEP agreement itself and the accompanying "Notice to Adopting Employer."

I. Simplified Employee Pension -- Defined

     A SEP is a retirement income arrangement. In this "elective" SEP, you may choose to defer compensation to your own Individual Retirement Account or Annuity ("IRA"). You may base these "elective deferrals" either on a salary reduction arrangement or on bonuses that, at your election, may be contributed to an IRA or received in cash. This type of elective SEP is available only to an employer with 25 or fewer eligible employees.

     Your employer must provide you with a copy of the SEP agreement containing eligibility requirements and a description of the basis upon which contributions may be made.

     All amounts contributed to your IRA belong to you, even after you quit working for your employer.

II. Elective Deferrals -- May Be Disallowed

     You are not required to make elective deferrals to this SEP-IRA. However, if more than half of your employer's eligible employees choose not to make elective deferrals in a particular year, then no employee may participate in your employer's elective SEP for that year. If you make elective deferrals during a year in which this happens, then your deferrals for that year will be "disallowed," and the deferrals will be considered ordinary IRA contributions (which may be excess IRA contributions) rather than SEP-IRA contributions.

     "Disallowed deferrals" and allocable income may be withdrawn, without penalty, until April 15 following the calendar year in which you are notified of the "disallowed deferrals." Amounts left in the IRA after that date will be subject to the same penalties discussed in Section VII below applicable to excess SEP contributions.

III. Elective Deferrals -- Annual Limitation

     The maximum amount that you may defer to this SEP for any calendar year is limited to the lesser of fifteen percent of compensation (determined without including the SEP-IRA contribution) or a dollar limit under section 402(g) of the Internal Revenue Code that originally was $7,000 (and is in 1995 $9,240).

     The fifteen percent limit may be reduced if your employer also maintains a SEP to which non-elective contributions are made for a plan year, or any qualified plan to which contributions are made for such plan year. In that case, total contributions on your behalf to all such SEPs and qualified plans may not exceed the lesser of $30,000 or fifteen percent of your compensation. If these limits are exceeded, the amount you may elect to contribute to this SEP for the year will be correspondingly reduced.

     The dollar limit under Section 402(g) of the Code is an overall limit on the maximum amount that you may defer in each calendar year to all elective SEPs and cash or deferred arrangements under section 401(k) of the Code, regardless of how many employers you may have worked for during the year.

     The section 402(g) limit is indexed according to the cost of living. In addition, the section 402(g) limit may be increased to $9,500 if you make salary reduction contributions under a section 403(b) tax-sheltered annuity arrangement.

     If you are a highly compensated employee, there may be a further limit on the amount that you may contribute to a SEP-IRA for a particular year. This limit is calculated by your employer and is known as the "deferral percentage limitation." This deferral percentage limitation is based on a mathematical formula that limits the percentage of pay that highly compensated employees may elect to defer to a SEP-IRA. As discussed below, your employer will notify each highly compensated employee who has exceeded the deferral percentage limitation.

IV. Elective Deferrals -- Tax Treatment

     The amount that you may elect to contribute to your SEP-IRA is excludable from gross income, subject to the limitations discussed above, and is not includible as taxable wages on Form W-2. However, these amounts are subject to FICA taxes.

V. Additional Top-Heavy Contributions

     If you are not a "key employee," your employer must make an additional contribution to your SEP-IRA for a year in which the SEP is considered "top-heavy." (Your employer will be able to tell you whether you are a key employee.) This additional contribution will not exceed three percent of your compensation. It may be less if your employer has already made a contribution to your account, and for certain other reasons.

VI. Elective Deferrals -- Excess Amounts Contributed

     There are three different situations in which impermissible excess amounts arise under the SEP-IRA.

     The first way is when "excess elective deferrals" (i.e., amounts in excess of the section 402(g) limit) are made. You are responsible for calculating whether you have exceeded the Section 402(g) limit in the calendar year. For 1995, the Section 402(g) limit for contributions made to an elective SEP is $9,240.

     The second way is when "excess SEP contributions" (i.e., amounts in excess of the deferral percentage limitation referred to above) are made by highly compensated employees. The employer is responsible for determining whether such an employee has made excess contributions.

     The third way is when more than half of an employer's eligible employees choose not to make elective deferrals for a plan year. In that case, any elective deferrals made by any employees for that year are considered "disallowed deferrals," as discussed above. Your employer is also responsible for determining whether deferrals must be disallowed on this basis.

     Excess elective deferrals are calculated on the basis of the calendar year. Excess SEP contributions and disallowed deferrals, however, are calculated on the basis of the SEP plan year, which may or may not be a calendar year.

VII. Excess Elective Deferrals -- How To Avoid Adverse Tax Consequences

     Excess elective deferrals are includible in your gross income in the calendar year of deferral. Income on the excess elective deferrals is includible in the year of withdrawal from the IRA. You should withdraw excess elective deferrals under this SEP, and any allocable income, from you SEP-IRA by April 15 following the year to which the deferrals relate. These amounts may not be transferred or rolled over tax-free to another SEP-IRA.

     If you fail to withdraw excess elective deferrals, and any allocable income, by April 15, the excess elective deferrals will be subject to the IRA contribution limitations of sections 219 and 408 of the Code and thus may be considered an excess contribution to your IRA. Such excess deferrals may be subject to a six percent excise tax for each year they remain in the SEP-IRA.

     Income on excess elective deferrals is includible in your gross income in the year you withdraw it from your IRA and must be withdrawn by April 15 following the calendar year to which the deferrals relate. Income withdrawn from the IRA after that date may be subject to a ten percent tax on early distributions if you are not 59 1/2.

     If you have both excess elective deferrals and excess SEP contributions (as described below), the amount of excess elective deferrals that you withdraw by April 15 will reduce any excess SEP contributions that must be withdrawn for the corresponding plan year.

VIII. Excess SEP Contributions -- How To Avoid Adverse Tax Consequences

     If you are a "highly compensated employee," your employer is responsible for notifying you if you have made any excess SEP contributions for a particular plan year. This notification should tell you the amount of the excess SEP contributions, the calendar year in which you must include these contributions in income, and that the contributions may be subject to penalties if you do not withdraw them from your IRA within the applicable time period.

     Your employer should notify you of the excess SEP contributions within 2 1/2 months of the end of the plan year. Generally you must include the excess SEP contributions in income for the calendar year in which the original deferrals were made. This may require you to file an amended individual income tax return. However, an excess SEP contribution of less than $100 (not including earnings) is includible in the calendar year of notification. Income on these excess contributions is includible in your gross income when you withdraw it from your IRA.

     You are responsible for withdrawing these excess SEP contributions (and earnings) from your IRA. You may withdraw these amounts, without penalty, until April 15 following the calendar year in which you were notified by your employer of the excess SEP contributions.

     If you fail to withdraw the excess SEP contributions by April 15 following the calendar year of notification, the excess SEP contributions will be subject to the IRA contribution limitations of sections 219 and 408 of the Code and thus may be considered an excess contribution to your IRA. Thus, such excess SEP contributions may be subject to a six percent excise tax for each year they remain in your IRA.

     If you do not withdraw the income on these excess SEP contributions by April 15 following the calendar year of notification by your employer, the income may be subject to a ten percent tax on early distributions if you are not 59 1/2 when you with-draw it.

IX. Income Allocable To Excess Amounts

     The rules for determining and allocating income to excess elective deferrals, excess SEP contributions, and disallowed referrals are the same as those governing regular IRA contributions. The trustee or custodian of your SEP-IRA will inform you of the income allocable to excess amounts.


X. Availability Of IRA Contribution Deduction To SEP Participants

     In addition to any SEP amounts, you may contribute the lesser of $2,000 or 100% of compensation to an IRA. However, the amount that you may deduct is subject to various limitations. See Publication 590, "Individual Retirement Arrangements," for more specific information.

XI. SEP-IRA Amounts -- Rollover Or Transfer To Another IRA

     You may not withdraw or transfer from your SEP-IRA any SEP contributions (or income on these contributions) attributable to elective deferrals made during the plan year until 2 1/2 months after the end of the plan year or, if sooner, when your employer notifies you that the deferral percentage limitation test (described above) has been completed for that year. In general, any transfer or distribution made before this time will be includible in your gross income and may also be subject to a ten percent penalty tax for early withdrawal. You may, however, remove excess elective deferrals from your SEP-IRA before this time, but you may not rollover or transfer these amounts to another IRA.

     After the restriction described in the preceding paragraph no longer applies, and with respect to contributions for a previous plan year, you may withdraw, or receive, funds from your SEP-IRA, and no more than 60 days later, place such funds in another IRA or SEP-IRA. This is called a "rollover" and may not be done without penalty more frequently than at one-year intervals. However, there are no restrictions on the number of times that you may make "transfers" if you arrange to have such funds transferred between the trustees so that you never have possession of the funds.

     You may not, however, roll over or transfer excess elective deferrals, excess SEP contributions, or disallowed deferrals from your SEP-IRA to another IRA. These excess amounts may be reduced only by a distribution to you.

XII. Filing Requirements

     You do not need to file any additional forms with the IRS because of participation in the SEP.

XIII. Employer To Provide Information On SEP-IRAs And The SEP Agreement

     Your employer must provide you with a copy of the executed SEP agreement, this Notice to Employees, the form you should use to defer amounts to the SEP, the notice of excess SEP contributions or disallowed deferrals (if applicable) and a statement for each taxable year showing any contribution to your SEP-IRA. Your employer must also notify you, if you are a highly compensated employee, when the deferral percentage limitation test has been completed for a plan year.

XIV. Financial Institution Where IRA Is Established To Provide Information

     The financial institution must provide you with a disclosure statement that contains the following items of information in plain non-technical language:

1. The statutory requirements that relate to the IRA;

2. The tax consequences that follow the exercise of various options and what those options are;

3. Participation eligibility rules, and rules on the deductibility and nondeductibility of requirement savings;

4. The circumstances and procedures under which you may revoke the IRA, including the name, address, and telephone number of the person designated to receive notice of revocation (this explanation must be prominently displayed at the beginning of the disclosure statement);

5. Explanations of when penalties may be assessed against you because of specified prohibited or penalized activities concerning the IRA; and

6. Financial disclosure information which:

a) Either projects value growth rates of the IRA under various contribution and retirement schedules, or describes the method of computing and allocating annual earnings and charges which may be assessed;

b) Describes whether, and for what period, the growth projections for the plan are guaranteed, or a statement of earnings rate and terms on which these projections are based; and

c) States the sales commission to be charged in each year expressed as a percentage of $1,000.

     See Publication 590, "Individual Retirement Arrangements," which is available at most IRS offices, for a more complete explanation of the disclosure requirements.

     In addition to the disclosure statement, the financial institution is required to provide you with a financial statement each year. It may be necessary to retain and refer to statements for more than one year in order to evaluate the investment performance of your IRA and in order that you will know how to report IRA distributions for tax purposes.

Notice To Adopting Employer

     A simplified employee pension plan ("SEP") is a plan that provides you with a simplified way to enhance your employee's retirement income. Under an elective SEP, employees may choose whether to make elective deferrals to the SEP or to receive amounts in cash. If elective deferrals are made, you contribute the amounts deferred by employees directly into an individual retirement arrangement
(IRA) set up by or on behalf of the employee with a bank, insurance company, or other qualified financial institution. The IRA must be one for which the Internal Revenue Service has issued a favorable opinion letter or a model IRA published by the Service as Form 5305 -- Individual Retirement Trust Account or Form 5305-A -- Individual Retirement Custodial Account.

     The information provided below is intended to assist you in understanding and administering the elective deferral provisions of your SEP.

I. Employers Who May Not Use This SEP

     This elective SEP may not be used if you are an employer who:

A. Has any leased employees as defined in Code Section 414(n)(2);

B. Maintains or has maintained a defined benefit plan, even if now terminated;

C. Had more than 25 employees eligible to participate in the SEP at any time during the prior plan year. (If you are a member of one of the groups described in section VIII. B. below, you may use this SEP, provided that in the prior plan year there never were more than 25 employees eligible to participate in this SEP, in total, of all the members of such groups, trades, or businesses. In addition, all eligible employees of all the members of such groups, trades, or businesses must be eligible to make elective deferrals to this SEP.) If you are a new employer who had no employees during the prior plan year, you will meet the 25 eligible employee limitation if you had 25 or fewer employees throughout the first 30 days that you were in existence.

D. Is a state or local government or a tax-exempt organization.

II. Making The Agreement

     This SEP agreement is considered made when:

A. You have completed all blanks on the form; and

B. You have given all eligible employees copies of this SEP agreement and the "Notice to Adopting Employer." (Any individual who, in the future, becomes eligible to participate in this SEP must be given the "Notice to Employees" upon becoming an eligible employee.)

III. Effective Date

     This SEP agreement is effective upon adoption. No elective deferrals may be made by an employee on the basis of compensation that the employee received or had a right to receive before adoption of this agreement and execution by the employee of the deferral election.

IV. Deductibility Of Contributions

     You may deduct, subject to the otherwise applicable limits, those contributions made to a SEP. Contributions to the SEP are deductible for your taxable year with or within which the plan year of the SEP ends. Contributions made for a particular taxable year and contributed by the due date of your income tax return, including extensions, are deemed made in that taxable year.

V. Elective Deferrals

     You may permit your employees to make elective deferrals through salary reduction or on the basis of bonuses that, at the employees option, may be contributed to the SEP or received by the employee in cash during the year.

     You are responsible for telling your employees how they may make, change, or terminate elective deferrals based on either salary reduction or cash bonuses. You must also provide a form on which they may make their deferrals. This requirement may be satisfied by use of the "Model SEP Deferral Form" provided for this purpose at the end of these instructions. You may instead use a form that sets forth, in a manner calculated to be understood by the average plan participant, the information contained in the Model SEP Deferral Form. Remember that no deferral election may be made with respect to compensation already received.

VI. SEP Requirements

A. Elective deferrals and non-elective employer contributions may not be based on more than $150,000 (applicable for 1995) of compensation, as adjusted in accordance with Section 408(k)(8) of the Code for cost of living changes. Compensation is the employee's total compensation from the employer (determined without including the SEP-IRA contributions) and includes:

1. Amounts received for personal services actually performed (see Section 1.219-1(c) of the Income Tax Regulations), and

2. Earned income defined under Section 401(c)(2).

B. The maximum limit on the amount of compensation an employee may elect to defer under a SEP for a year is the lesser of 15% of the employee's compensation or the limitation under section 402(g) of the Code, as explained below.

Note: The deferral limit is 15 percent of compensation (less elective deferrals and any other employer SEP-IRA contributions). Compute this amount using the following formula: Compensation (before sub-tracting elective deferrals and any other employer SEP-IRA contributions) x 13.0435%.

C. If you make nonelective contributions to this SEP for a plan year, or maintain any other SEP or qualified plan to which contributions are made for such plan year, then contributions to all such SEPs and qualified plans generally may not exceed the lesser of $30,000 or 15% of compensation for any employee. If these limits are exceeded on behalf of any employee for a particular plan year, that employee's elective deferrals for that year must be reduced to the extent of the excess.

VII. Excess Elective Deferrals -- 402(g) Limit

     Section 402(g) of the Code limits the maximum amount of compensation an employee may elect to defer under a SEP (and certain other arrangements) during the calendar year. This limit, which originally was $7,000, is indexed according to the cost of living. (The Section 402(g) limit for 1995 is $9,240.) In addition, the limit may be increased if the employee makes elective deferrals to a salary reduction arrangement under section 403(b) of the Code. Amounts deferred for a year in excess of this limit are considered "excess elective deferrals" and are subject to the consequences described below.

     The Section 402(g) limit applies to the total elective deferrals the employee makes for the calendar year, from all employers, under the following arrangements:

A. Elective SEPs under Section 408(k)(6) of the Code;

B. Cash or deferred arrangements under Section 401(k) of the Code; and

C. Salary reduction arrangements under Section 403(b) of the Code.

     Thus, an employee may have excess elective deferrals even if the amount deferred under this SEP alone does not exceed the section 402(g) limit.

     If an employee who elects to defer compensation under this SEP and any other SEP or arrangement has made excess elective deferrals for a calendar year, he or she must withdraw those excess elective deferrals by April 15 following the calendar year to which the deferrals relate. Those excess deferrals not withdrawn by April 15 will be subject to the IRA contribution limitations of sections 219 and 408 of the Code and thus may be considered an excess contribution to the employee's IRA. Such excess elective deferrals therefore may be subject to the six percent tax on excess contributions under Section 4973.

     Income on excess elective deferrals is includible in gross income in the year withdrawn from the IRA and must be withdrawn by April 15 following the calendar year to which the deferrals relate. Income withdrawn from the IRA after that date may be subject to the ten percent tax on early distributions under
Section 72(t) of the Code if the recipient is not 59 1/2.

VIII. Excess SEP Contributions -- Deferral Percentage Limitation

     The amount each of your highly compensated employees may contribute to this elective deferral SEP is also restricted by the "deferral percentage limitation." This is a limitation based on the amount of money deferred, on average, by your non-highly compensated employees. Deferrals made by a highly compensated employee that exceed this deferral percentage limitation for a plan year are considered "excess SEP contributions" and must be removed from the employee's SEP-IRA, as discussed in more detail below.

     The deferral percentage limitation for your highly compensated employees is computed by first averaging the "deferral percentages" (as defined below) for each eligible non-highly compensated employee for the plan year and then multiplying this result by 1.25. The deferral percentage for a plan year of any highly compensated employee eligible to participate in this SEP may not be more than the resulting product, the "deferral percentage limitation."

     Only elective deferrals are included in this computation. Non-elective SEP contributions may not be included. The determination of the deferral percentage for any employee is to be made in accordance with section 408(k)(6) of the Code and should satisfy such other requirements as may be provided by the Secretary of the Treasury.

     For purposes of making this computation, the calculation of the number and identity of highly compensated employees, and their deferral percentages, is made on the basis of the entire "affiliated employer."

     In addition, for purposes of determining the deferral percentage of a highly of employee, the elective deferrals and compensation of the employee will also include the elective deferrals and compensation of "family member." This special rule applies, however, only if the highly compensated employee is 5% owner or is one of a group of the ten most highly compensated employees. The elective deferrals and compensation of family members used in this special rule do not count in computing the deferral percentages of individuals who do not fall into this group.

     The following definitions apply for purposes of the deferral percentage computation:

A. "Deferral percentage" shall mean the ratio (expressed as a percentage) of an employee's elective deferrals for a year to the employee's compensation for that year. The deferral percentage of an employee who is eligible to make an elective deferral, but who does not make a deferral during the year, is zero.

B. "Affiliated employer" shall mean any corporation that is a member of a controlled group of corporations (as described in Code Section 414(b)) that includes the employer; any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c)) with the employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m)) that includes the employer; and any other entity required to be aggregated with the employer pursuant to regulations under Section 414(o).

C. "Family member" shall mean an individual who is related to a highly compensated employee as a spouse, or as a lineal ascendant (such as a parent or grandparent) or descendant (such as a child or grandchild) or spouse of either of those, in accordance with Section 414(q) of the Code and the regulations thereunder.

D. "Highly compensated individual" shall mean an individual described in section 414(q) of the Code who, during the current or preceding year:

1. Was as 5% owner as defined in Section 416(i)(1)(B)(i) of the Code;

2. Received compensation in excess of $50,000, as indexed according to the cost of living in accordance with Section 414(q)(1) ($66,000 for 1995), and was in the top-paid group (the top 20% of employees, by compensation);

3. Received compensation in excess of $75,000, as indexed according to the cost of living in accordance with Section 414(y)(1) ($100,000 for 1995); or

4. Was an officer and received compensation in excess of 50% of the dollar limit under Code Section 415 for defined benefit plans. This threshold limit is $60,000 for 1995. No more than three employees need to be taken into account under this rule. In addition, if there are no officers that have compensation in excess of the limit above, then the highest paid officer will be deemed to be a highly compensated employee.

IX. Excess SEP Contributions -- Tax Consequences And Notification Of Employees

     You are responsible for notifying each affected employee, if any, within 2 1/2 months following the end of the plan year, of the amount of excess SEP contributions to that employee's SEP-IRA. Such excess SEP contributions are includible in the employee's gross income in the calendar year as of the earliest date that any elective deferrals by the employee during the plan year would have been received by the employee had he or she originally elected to receive the amounts in cash. However, if the excess SEP contributions (not including allocable income) total less than $100, then the excess contributions are includible in the employee's gross income in the calendar year of notification. Income allocable to the excess SEP contributions is includible in gross income in the year of withdrawal from the IRA.

     If you fail to notify any of your affected employees within 2 1/2 months following the end of the plan year of an excess SEP contribution, you must pay a tax equal to 10% of the excess SEP contribution. If you fail to notify your employees by the end of the plan year following the plan year in which the excess SEP contributions arose, the SEP no longer will be considered to meet the requirements of Code Section 408(k)(6). If the SEP no longer meets the requirements of Section 408(k)(6), then any contribution to an employee's IRA will be subject to the IRA contribution limitations of Sections 219 and 408 and thus may be considered an excess contribution to the employee's IRA.

     Your notification to each affected employee of the excess SEP contributions must specifically state in a manner calculated to be understood by the average employee:

A. The amount of the excess SEP contributions attributable to that employee's elective deferrals;

B. The calendar year in which the excess SEP contributions are includible in gross income; and

C. That the employee must withdraw the excess SEP contributions (and allocable income) from the SEP-IRA by April 15 following the calendar year of notification by the employer. Those excess contributions not withdrawn by April 15 following the year of notification will be subject to the IRA contribution limitations of Sections 219 and 408 of the Code for the preceding calendar year and thus may be considered an excess contribution to the employee's IRA. Such excess contributions may be subject to the six percent tax on excess contributions under Section 4973. If income allocable to an excess SEP contribution is not withdrawn by April 15 during the calendar year of notification by the employer, the income may be subject to the ten percent tax on early distributions under
Section 72(t) when withdrawn.

     For information on reporting excess SEP contributions, see Notice 87-77. 1987-2 C.B. 385, and Notice 88-33. 1988-1 C.B. 513, as modified by Notice 89-32.
1989-1 C.B. 671.

X. Failure To Satisfy The 50% Test

     If you discover, as of the end of any plan year, that more than half of your eligible employees have chosen not to make elective deferrals for that year, then all elective deferrals made by your employees for that plan year shall be considered "disallowed deferrals," i.e., IRA contributions that are not SEP-IRA contributions.

     You must notify each affected employee, within 2 1/2 months following the end of the plan year to which the disallowed deferrals relate, that his or her deferrals are no longer considered SEP-IRA contributions. Such disallowed deferrals are includible in the employee's gross income in the calendar year as of the earliest date that any elective deferrals by the employee during the plan year would have been received by the employee had he or she originally elected to receive the amounts in cash. Income allocable to the disallowed deferrals is includible in the employee's gross income in the year of withdrawal from the IRA.

     Your notification to each affected employee of the disallowed deferrals must specifically state in a manner calculated to be understood by the average employee:

A. The amount of the disallowed deferrals;

B. The calendar year in which the disallowed deferrals are includible in gross income; and

C. That the employee must withdraw the disallowed deferrals (and allocable income) from the SEP-IRA by April 15 following the calendar year of notification by the employer. Those disallowed deferrals not withdrawn by April 15 following the year of notification will be subject to the IRA contribution limitations of Sections 219 and 408 of the Code and thus may be considered an excess contribution to the employee's IRA. These disallowed deferrals thus may be subject to the six percent tax on excess contributions under Section 4973. If income allocable to a disallowed deferral is not withdrawn by April 15 following the calendar year of notification by the employer, the income may be subject to the ten percent tax on early distributions under Section 72(t) when withdrawn.

     Disallowed deferrals should be reported in the same manner as are excess SEP contributions.

XI. Restrictions On Withdrawals

     Your employees may generally not withdraw or transfer from their SEP-IRAs any SEP contributions (or income on these contributions) attributable to elective deferrals made during a particular plan year until 2 1/2 months after the end of that plan year unless you notify your employees that you have completed the deferral percentage limitation test earlier. In general, any transfer or distribution made before expiration of the applicable 2 1/2 month period (or notification, if sooner) will be includible in the employee's gross income and may also be subject to a ten percent penalty tax for early withdrawal.

XII. Top-Heavy Requirements

     For purposes of determining whether a plan is top-heavy under section 416 of the Code, elective deferrals are considered employer contributions. Elective deferrals may not be used, however, to satisfy the minimum contribution requirement under Section 416. Thus, in any year in which a "key employee" makes an elective deferral, and this SEP is either top-heavy or deemed top-heavy for purposes of Section 416, you are required to make the minimum top-heavy contribution to either the SEP-IRA or another SEP, or any other qualified plan, of each non-key employee eligible to participate in the SEP.

     A "key employee" under section 416(i)(1) of the code is any employee or former employee (and the beneficiaries of these employees) who, at any time during the "determination period," was:

A. An officer of the employer (if the employee's compensation exceeds 50% of the limit under Section 415(b)(1)(A));

B. An owner of one of the ten largest interests in the employer (if the employee's compensation exceeds 100% of the limit under Section 415(c)(1)(A));

C. A 5% owner of the employer, as defined in Section 416(i)(1)(B)(i) of the Code; or

D. A 1% owner of the employer (if the employee has compensation in excess of $150,000).

     The "determination period" is the current plan year and the four preceding years.

     You must satisfy the minimum contribution requirement of Section 416 by making the required contributions through this or another SEP or a qualified plan.

LEGG MASON

SEP Deferral Form


I. Salary Reduction Referral

      Subject to the requirements of the Elective SEP of ______________________,
                                                            Name of Employer
      I authorize the following amount or percentage of my compensation to be withheld from each of my paychecks and contributed to my SEP-IRA:

           a)   _________ percent of my salary (not in excess of _____________);
                                                                  Percentage

           b)   _________ dollar amount (not in excess of ____________________).
                                                        Specified Dollar Amount

     This salary reduction authorization shall remain in effect until I give a written modification or termination of its terms to my employer.

II. Cash Bonus Deferral

     Subject to the requirements of the Elective SEP of _______________________,
                                                            Name of Employer
I authorize the following amount to be contributed to my SEP-IRA rather than being paid to me in cash:

           (a)  _________ dollar amount (not in excess of ____________________).
                                                        Specified Dollar Amount
III. Amount Of Deferral

     I understand that the total amount I defer in any calendar year to this SEP may not exceed the lesser of:

           (a) 15% of my compensation (determined without including any SEP-IRA contributions) or

           (b) $9,240 (as adjusted for the cost of living).

IV. Commencement Of Deferral

     The deferral election specified in either I. or II. above shall not become effective before:

           (a) _________ (Specify a date no earlier than the first day of the first pay period beginning after this authorization.)

V. Distributions From SEP-IRAs

     I understand that I should not withdraw or transfer any amounts from my SEP-IRA that are attributable to elective deferrals and income on elective deferrals for a particular plan year (except for excess elective deferrals) until 21/2 months after the end of the plan year or, if sooner, when my employer notifies me that the deferral percentage limitation test for that plan year has been completed. Any such amounts that I withdraw or transfer before this time will be includible in income for purposes of Code Sections 72(t) and 408(d)(1).


___________________________                _______________________________
Date                                       Signature

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                                                                              22

LEGG MASON


Legg Mason Wood Walker, Inc.
Simplified Employer Pension Plan
Announcement to Employees

     I am pleased to announce that (name of employer) __________________________

________________________________________________________________________________
has adopted the Legg Mason Wood Walker, Inc. Simplified Employee Pension (SEP) Plan effective ____________________________________.

     Some of the eligibility and contribution details of the Plan are as follows:

       Eligible Employees: _____________________________________________________

                      Age: _____________________________________________________

                  Service: _____________________________________________________

     Contribution Formula: _____________________________________________________

                           _____________________________________________________

                           _____________________________________________________


Please note that the information above and that which is contained in the attached SEP Plan Disclosure Information do not include all Plan provisions. Please see ____________ and or/review the Plan and Adoption Agreement if you have any questions.


______________________                     ____________________________
Employer's Signature                       Date



                          This page may be duplicated.

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                                                                              24

LEGG MASON

Legg Mason Wood Walker, Inc.
SEP/SARSEP Salary Reduction
Contribution Worksheet (for SARSEPS only)

         This worksheet is provided for use by employers in record keeping and as a general guide to determining compliance with maximum deferral rules. Employers are advised to seek the assistance of a competent tax professional before concluding whether the SAR-SEP has satisfied applicable discrimination rules for a particular year.

STEP I.  Determine the total number of highly compensated employees

         List all employees who during the current year and/or last year met one or more of these qualifcations. (Do not list any person more than once.)

     1. Owns 5% or greater share of the business (Note: Shares owned by certain relatives count toward this percentage.)




     2. Earns more than $100,000*





     3. Earns more than 66,000* and is in the top 20% of employees as ranked by salary+





     4. Is an officer of the business and earns more than $60,000* -- or is the highest ranking officer if no one earns more than $60,000 (Maximum:
         Three employees or 10% of employees, whichever is greater.)



     Total highly compensated employees

* These amounts -- current for 1995 -- are adjusted annually for inflation.
+ Excluding employees who have worked for the employer for less than six months, who work less than an average of 17 1/2 hours a week, who normally work less than six months a year, who are under age 21, who are covered by collective bargaining agreements, and who are nonresident aliens with no U.S. income.

LEGG MASON


STEP II.  Determine the average deferral percentage

     Total eligible employees

     -- Total highly compensated employees

     = Total nonhighly compensated employees

         List the salary deferral percentages elected by each eligible nonhighly compensated employee, including 0% when applicable.

     _____% +      _____% +       _____% +       _____% = subtotal       _____%


     _____% +      _____% +       _____% +       _____% = subtotal       _____%


     _____% +      _____% +       _____% +       _____% = subtotal       _____%


     _____% +      _____% +       _____% +       _____% = subtotal       _____%


     _____% +      _____% +       _____% +       _____% = subtotal       _____%



   Total nonhighly compensated employee salary deferral percentage ___________%


     Divide the total nonhighly compensated employee salary deferral percentage by the total nonhighly compensated employees.

     _________% /___________ = ____________%  (average deferral percentage)


STEP III. Determine the maximum allowable contribution by a highly compensated employee

     Multiply the average deferral percentage by 1.25.

     ___________________% x 1.25 = ___________________%  Maximum allowable contribution by a highly compensated employee

     Reminder: The total of contributions made by an employee and the employer cannot exceed the lesser of 15% of the employee's compensation or $30,000.



         For purposes of determining the maximum allowable contribution by a highly compensated individual, deferrals and compensation of the employee include deferrals and compensation of certain family members. This rule applies, however, only if the highly compensated employee is a 5% owner or among the 10 highest paid employees.

         Deferrals of family members do not count when determining the average deferral percentage of nonhighly compensated employees.

LEGG MASON


Legg Mason Wood Walker, Inc.
Simplified Employee Pension Plan
Notification to Employees of Excess SEP Contributions


(Each participant who is a highly compensated employee and has made elective deferrals under the SEP-IRA which are in excess of the Internal Revenue Code's non-discriminatory deferral percentage limitation (and therefore exceed the limitation under section 408(k)(6)(A)(iii) of the Internal Revenue Code) and each participant (whether or not a highly compensated employee) who has made any elective deferrals to the SEP-IRA in a year in which the SEP-IRA failed to satisfy the 50% elective deferral participation requirement (and therefore has exceeded the limitation under section 408(k)(6)(A)(ii) of the Internal Revenue
Code) should receive this Notice within 21/2 months after the Plan year-end in which such deferrals were made.)



To: ____________________________________________________________________________
                             (Name of Participant)



     It has come to our attention that the elective deferrals you made to the SEP-IRA for the taxable year ended December 31, 19___ (the "Deferral Year") exceed the maximum permissible limitation under section [408(k)(6)(A)(ii)] [408(k)(6)(A)(iii)] of the Internal Revenue Code. You made excess SEP contributions of $___________________ for the Deferral Year. This Notice is given to you during 19___ (the "Notice Year").

     These excess SEP contributions must be included in your taxable gross income for the Deferral Year, unless the indicated amount of excess SEP contributions is less than $100 and the limitation exceeded was the non-discriminatory deferral percentage limitation under section 408(k)(6)(A)(iii) of the Internal Revenue Code (as noted in the preceding paragraph). If the indicated amount of excess SEP contributions is less than $100 and the limitation exceeded was the non-discriminatory deferral percentage limitation under section 408(k)(6)(A)(iii) of the Internal Revenue Code, such contributions are included in your taxable gross income for the Notice Year.

     The indicated amount of excess SEP contributions must be withdrawn from your IRA by the April 15 following the Notice Year in order to avoid significant tax penalties. Income attributable to the indicated amount of excess SEP contributions (the "Income") also must be withdrawn from your IRA by this date in order to avoid significant tax penalties which may be applicable. Such Income must be included in your taxable gross income in the year in which you withdraw such Income.

     Excess SEP contributions which are not withdrawn by the April 15 following the Notice Year will be subject to the IRA contribution limitations of sections 219 and 408 of the Internal Revenue Code for the Deferral Year and thus may be considered an excess contribution to your IRA for that year. This determination ordinarily would cause such contributions to be subject to 6% penalty tax for the applicable year(s). Also, if the Income is not withdrawn by the April 15 following the Notice Year, the Income may be subject to a 10% additional tax on early distributions under section 72(t) of the Internal Revenue Code when it is withdrawn.


________________________________________                ________________________
Employer Signature                                        Date

                                   BLANK PAGE

LEGG MASON

Legg Mason Wood Walker, Inc.
Simplified Employee Pension Plan Contribution Transmittal

This contribution is for   A. The calendar year beginning in 199__.
                           B. The Employer's fiscal year beginning on
                              _____________________ and ending on
                                 Month     Year
                              _____________________.
                                 Month     Year

Employer Name ____________________________________
Employer Address _________________________________
Telephone  (______)_______________________________


                                                                              Amount of                   Amount of
        Employee Name                          Account Number           Employee Contribution       Employer Contribution
--------------------------------      ---------------------------- -----------------------------  -------------------------
 1. ______________________________________________________________ $____________________________  $________________________
 2. ______________________________________________________________ $____________________________  $________________________
 3. ______________________________________________________________ $____________________________  $________________________
 4. ______________________________________________________________ $____________________________  $________________________
 5. ______________________________________________________________ $____________________________  $________________________
 6. ______________________________________________________________ $____________________________  $________________________
 7. ______________________________________________________________ $____________________________  $________________________
 8. ______________________________________________________________ $____________________________  $________________________
 9. ______________________________________________________________ $____________________________  $________________________
10. ______________________________________________________________ $____________________________  $________________________
11. ______________________________________________________________ $____________________________  $________________________
12. ______________________________________________________________ $____________________________  $________________________
13. ______________________________________________________________ $____________________________  $________________________
14. ______________________________________________________________ $____________________________  $________________________
15. ______________________________________________________________ $____________________________  $________________________
16. ______________________________________________________________ $____________________________  $________________________
17. ______________________________________________________________ $____________________________  $________________________
18. ______________________________________________________________ $____________________________  $________________________
19. ______________________________________________________________ $____________________________  $________________________
20. ______________________________________________________________ $____________________________  $________________________
21. ______________________________________________________________ $____________________________  $________________________
22. ______________________________________________________________ $____________________________  $________________________
23. ______________________________________________________________ $____________________________  $________________________
24. ______________________________________________________________ $____________________________  $________________________
25. ______________________________________________________________ $____________________________  $________________________
                                                                   $____________________________  $________________________
                                                                    Total of Employee              Total of Employer
                                                                    Contributions                  Contributions

Please remit this completed Transmittal Form with a check for the total contributions to:                $_________________________
                                                  Legg Mason Investment Executive                        Total of All Contributions


                                   BLANK PAGE

LEGG MASON

                          LEGG MASON WOOD WALKER, INC.
                        Simplified Employee Pension Plan


                               [LEGG MASON LOGO]

Article I
Definitions

     As used in this Agreement, the following words and phrases shall have the meanings set forth herein unless a different meaning is clearly required by the context:

     1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     1.2 "Adoption Agreement" means the separate agreement executed by the Employer which sets forth the elective provisions of this Plan as specified by the Employer.

     1.3 "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

     1.4 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

     1.5 "Compensation" means all of a Participant's wages as defined in Code
Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

     Compensation for any Self-Employed Individual shall be equal to his or her Earned Income.

     Compensation shall include only that Compensation which is actually paid to the Participant during the Plan Year.

     If elected in the Adoption Agreement, Compensation shall also include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code Sections 125 (cafeteria plans), 402(a)(8) (401(K) plans), 402(h) (salary reduction SEP's) or 403(b).

     For any Plan Year, Compensation in excess of $200,000 shall be disregarded. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Code Section 415(d), except the dollar increase in effect on January 1st of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If a plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

     In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

     1.6 "Earned Income" means with respect to a Self-Employed Individual, the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified Plan to the extent deductible under Code Section 404.

     1.7 "Eligible Employee" means any Employee of the Employer except for the following:

(a) Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) who receive no earned income (as defined in Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

(b) Employees whose employment is governed by a collective bargaining agreement between the Employer and "employee representatives" under which retirement benefits were the subject of good faith bargaining provided less than two percent of the Employees of the Employer who are covered pursuant to that agreement are professionals as defined in Regulation Section 1.410(b)-9(g). For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer.

     1.8 "Employee" means any person who is employed by the Employer, but excludes any person who is employed as an independent contractor. In addition, the term "Employee" shall include leased employees within the meaning of Code
Section 414(n)(2) unless such leased employees are covered by a plan described in Code Section 414(n)(5) and such leased employees, with respect to services performed after December 31, 1986, do not constitute more than 20% of the recipient's non-highly compensated work force.

     All Employees of all entities which are an Affiliated Employer shall be treated as employed by a single Employer.

     1.9 "Employer" means the entity as specified in the Adoption Agreement, any Affiliated Employer, any successor which shall maintain this Plan and any predecessor which has maintained this Plan.

     1.10 "Highly Compensated Employee" means an Employee described in Code
Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

(a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners." "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer, or, in the case of an unincorporated business, any person who owns more than five percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

(b) Employees who received Compensation during the "look-back year" from the Employer in excess of $75,000.

(c) Employees who received Compensation during the "look-back year" from the Employer in excess of $50,000 and were in the top paid group of Employees (within the meaning of Code Section 414(q)) for the Plan Year.

(d) Employees who during the "look-back year" were officers of the Employer (as that term is defined within the meaning of the Regulations under Code Section
416) and received Compensation during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code Section 415(b)(2)(A) for any such Plan Year. The number of officers shall be limited to the lesser of
(i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. If the Employer does not have at least one officer whose annual Compensation is in excess of 50 percent of the Code Section

415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

(e) Employees who are in the group consisting of the 100 Employees paid the greatest Compensation during the "determination year" and are also described in
(b), (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year."

     The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the "lag period" is less than twelve months long, the dollar threshold amounts specified in (b), (c) and (d) above shall be prorated based upon the number of months in the "lag period."

     For purposes of this Section the determination of Compensation shall be based only on Compensation which is actually paid and shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Section 403(b). Additionally, the dollar threshold amounts specified in (b) and (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

     1.11 "Participant" means any Eligible Employee who has satisfied the requirements of D1 of the Adoption Agreement. All Eligible Employees who have met the eligibility requirements shall be required to participate in this Simplified Employee Pension Plan as a condition of employment.

     1.12 "Participant's IRA" means the Individual Retirement Account or Annuity
(IRA) established by or for each Participant with respect to his or her total interest in the Plan resulting from the Employer's contributions. The Employer shall establish a Participant's IRA on behalf of any Eligible Employee not having established one previously and shall communicate to that Employee the name and address of the institution in which the IRA has been established. The Participant may make withdrawals from his Participant's IRA at any time, subject to the rules governing premature and other distributions from an IRA. The Participant shall always be 100% vested in his Participant's IRA.

     1.13 "Plan" means this instrument, and the Adoption Agreement as adopted by the Employer.

     1.14 "Plan Year" means the Plan's accounting year of twelve (12) consecutive months as specified in C1 of the Adoption Agreement.

     1.15 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

     1.16 "Self-Employed Individual" means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, and, also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year. A Self-Employed Individual shall be treated as an Employee.

     1.17 "Service" means any work performed by an Employee for the Employer, or Affiliated Employer, for any period of time, however short.

     1.18 "Taxable Wage Base" means, with respect to any year, the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.

     1.19 "Trustee" means the trustee or custodian of the Participant's IRA.

Article II
Eligibility

2.1 Conditions Of Eligibility

     Any Eligible Employee shall be eligible to participate hereunder on the date he has satisfied the requirements specified in the Adoption Agreement. The Employer shall give each prospective Eligible Employee written notice of his eligibility to participate in the Plan in sufficient time to enable such prospective Eligible Employee to establish his Participant's IRA prior to the close of the Plan Year in which he first becomes an Eligible Employee. In the event a Participant fails to establish an IRA, the Employer shall establish one for such Participant.

2.2 Effective Date Of Participation

     An Eligible Employee who has become eligible to be a Participant shall become a Participant effective as of the first day of the Plan Year in which he met the requirements.

2.3 Determination Of Eligibility

     The Employer shall determine the eligibility of each Employee for participation in the Plan. Such determination shall be conclusive and binding upon all persons, as long as the same is made in accordance with this Plan and the Act.

2.4 Omission Of Eligible Employee

     If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, the appropriate Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code by such Employer.

Article III
Contribution And Allocation

3.1 Formula For Determining Employer's Contribution

(a) If selected at D3 of the Adoption Agreement, the Employer may elect to contribute each Plan Year such amount as shall be determined by the Employer. In addition, if selected at D5 of the Adoption Agreement, the Employer shall contribute the total amount of compensation that a Participant has elected to defer to the Plan.

(b) Notwithstanding the above, the Employer's contribution for any year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee of the Participant's IRA.

3.2 Time Of Payment Of Employer's Contribution

     The Employer shall pay to the Participant's IRA its contribution for each Plan Year within the time prescribed by law for the filing of the Employer's federal income tax return for the Fiscal Year (including any extensions). Contributions to the Plan are deductible by the Employer for the taxable year with or within which the Plan Year ends.

3.3 Allocation Of Contribution

     The Employer's contribution shall be allocated to each Participant's IRA in accordance with the provisions of D3 of the Adoption Agreement. However, a Participant who receives less than $300 (as adjusted by the Secretary of the Treasury in the same manner as under Code Section 415(d)) of Compensation (within the meaning of Code Section 414(q)(7)) in any Plan Year, shall not receive an allocation for such Plan Year.

3.4  Maximum Allocations

(a) The maximum amount of Employer contributions which may be allocated to a Participant's IRA in any Plan Year shall be the lesser of (1) 15% of such Participant's Compensation or (2) the greater of $30,000 or one-quarter of the dollar limitation in effect under Code Section 415(b)(1)(A). However, if the discretionary integrated contribution formula is selected (option D3c of the Adoption Agreement), the amount in (2) above shall be reduced in the case of any Highly Compensated Employee by the amount taken into account with respect to such Employee under the permitted disparity rules of Code Section 401(l)(2).

(b) For purposes of the 15% limitation above and regardless of any selections made in the Adoption Agreement, Compensation shall not include any amount contributed by the Employer pursuant to a salary reduction agreement which is not includible in the gross income of an Employee under Code Sections 125 (cafeteria plans), 402(a)(8) (401(k) plans), 402(h) (salary reduction SEPs) or 403(b).

(c) Notwithstanding anything in the Plan to the contrary, if the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's "Defined Benefit Plan Fraction" and "Defined Contribution Plan Fraction" will not exceed 1.0 in any limitation year. The Annual Additions which may be credited to the Participant's IRA under this Plan for any Limitation Year will be limited in accordance with the Limitation on Allocations Section of the Adoption Agreement. For purposes of this Section, the "Limitation Year" shall be the Plan Year and the terms "Defined Benefit Plan Fraction," "Defined Contribution Plan Fraction," and "Annual Additions" shall have the meanings set forth in Code Section 415 and the regulations thereunder. However, for any Plan Year in which this Plan is a Top Heavy Plan, but not a Super Top Heavy Plan within the meaning of Code Section 416, the terms "Defined Benefit Plan Fraction" and "Defined Contribution Plan Fraction" shall be applied by substituting 125 for 100 in the denominator of the fractions when the extra minimum allocation of 7 1/2% is being made pursuant to the Adoption Agreement.

Article IV
Salary Reduction Provisions

4.1 Purpose

(a) The provisions of this Article IV shall apply if Participant salary reductions are permitted pursuant to D5 of the Adoption Agreement. By permitting such deferrals, it is the intention of the Employer that this Plan satisfy the requirements of Code Section 408(k)(6).

(b) The Employer agrees to permit elective deferrals to be made in each Plan Year to the Participant's IRA established by or on behalf of each of the Employer's Employees who are eligible to participate in this Plan.

4.2 Participation Requirements

(a) Elective deferrals shall be permitted for a Plan Year only if:

(1) Not less than 50% of the Employees that are eligible to make elective deferrals elect, or have an election in effect, to have elective deferrals made to this Plan;

(2) The Employer had no more than 25 Employees eligible to participate in this Plan at any time during the prior Plan Year (or would have been eligible to participate in the Plan were it maintained in the preceding Plan Year);

(3) The Employer does not and never has maintained a defined benefit plan;

(4) The Employer is not a state or local government or a tax-exempt organization; and

(5) The Employer does not have any leased employees as defined in Code Section 414(n)(2).

(b) In the event that the 50% requirement of Section 4.2(a)(1) is not satisfied as of the end of any Plan Year, then all elective deferrals made by Employees for that Plan Year shall be considered "disallowed deferrals," i.e., IRA contributions. The Employer shall notify each affected Employee, within 2 1/2 months following the end of the Plan Year to which the disallowed deferrals relate, that the deferrals are no longer considered SEP-IRA contributions. Such notification shall state:

(1) The amount of the disallowed deferrals;

(2) That the disallowed deferrals are includible in the Employee's gross income for the calendar year or years in which the amounts deferred would have been received by the Employee in cash had he or she not made an election to defer and that the income allocable to such disallowed deferrals is includible in the year withdrawn from the IRA; and

(3) That the Employee must withdraw the disallowed deferrals (and allocable income) from the SEP-IRA by April 15 following the calendar year of notification by the Employer. Those disallowed deferrals not withdrawn by April 15 following the year of notification will be subject to the IRA contribution limitations of Code Sections 219 and 408 and thus may be con-sidered an excess contribution to the Employee's IRA. Disallowed deferrals may be subject to the six percent tax on excess contributions under Code Section 4973. If income allocable to a disallowed deferral is not withdrawn by April 15 following the year of notification by the Employer, the income may be subject to the ten percent tax on early distributions under Code Section 72(t) when withdrawn.

(c) Disallowed deferrals are reported in the same manner as are excess SEP contributions.

4.3 Elective Deferrals

(a) The Employer shall contribute and allocate to each Participant's IRA an amount equal to the amount of the Participant's elective deferrals. Elective deferrals will be paid by the Employer to the Participant's IRA Trustee, or insurance company (in case of a retirement annuity contract).

(b) Each Participant may elect to defer a portion of his or her Compensation in accordance with the Adoption Agreement and pursuant to a written salary reduction agreement.

(c) If selected in the Adoption Agreement, a Participant may base elective deferrals on cash bonuses during the year that, at the Participant's election, may be contributed to the Plan or received by the Participant in cash.

(d) No deferral election may be based on Compensation an Employee received, or had a right to receive, before adoption of this Plan or the execution by the Employee of the deferral election.

(e) Under no circumstances may an Employee's elective deferrals in any calendar year exceed the lesser of fifteen percent of his or her Compensation (determined without including the SEP-IRA contributions), or the limitation under Code
Section 402(g) based on all of the plans of the Employer. This 15% limit is computed using the following formula: Compensation (before subtracting employer SEP-IRA contributions) x 13.0435%.

(f) If an Employer makes Non-Elective Contributions to this SEP, any other SEP, or any qualified plan, then a Participant's elective deferrals may be limited to the extent necessary to satisfy the maximum contribution limitations under Code
Section 415(c)(1)(A). In addition to the dollar limitation of Code Section 415(c)(1)(A), which is $30,000 in 1992, contributions to this SEP, when aggregated with contributions to all other SEPs and qualified plans of the Employer, generally may not exceed 15% of any Employee's Compensation. If these limits are exceeded on behalf of an Employee for a particular Plan Year, that Employee's elective deferrals for that year must be reduced to the extent of the excess.

4.4 Excess SEP Contributions

(a) Elective deferrals by a Highly Compensated Employee must satisfy the "deferral percentage limitation" under Code Section 408(k)(6). The "deferral percentage limitation" is the maximum amount of elective deferrals, expressed as a percentage of Compensation, that can be contributed on behalf of any Highly Compensated Employee for a particular Plan Year and it equals the product of i) the average of the amounts of elective deferrals (expressed as a percentage of each such Employee's Compensation) made on behalf of all the Non-Highly Compensated Employees for the same Plan Year, and ii) 1.25. In calculating this average, the percentage for an eligible Non-Highly Compensated Employee who chooses not to have elective deferrals made on his or her behalf for a Plan Year is zero. Amounts in excess of the deferral percentage limitation will be deemed excess SEP contributions on behalf of the affected Highly Compensated Employee.

(b) The determination of the deferral percentage for any Employee is to be made in accordance with Code Section 408(k)(6) and should satisfy such other requirements as may be provided by the Secretary of the Treasury.

(c) In addition, for purposes of determining the deferral percentage of a Highly Compensated Employee, the elective deferrals and Compensation of the Employee will also include the elective deferrals and Compensation of any "family member." This special rule applies, however, only if the Highly Compensated Employee is a 5% owner or is one of the ten most highly-paid Employees. The elective deferrals and Compensation of family members used in this special rule do not count in computing the average of the deferral percentages of Non-Highly Compensated Employees.

(d) For purposes of this Section, "family member" means an individual who is related to a Highly Compensated Employee as a spouse, or as a lineal ascendant (such as a parent or grandparent) or descendant (such as a child or grandchild), or spouse of either of those, in accordance with Code Section 414(q) and the regulations thereunder.

(e) Excess SEP contributions are includible in the Employee's gross income on the earliest dates any elective deferrals made on behalf of the Employee during the Plan Year would have been received by the Employee had he or she originally elected to receive the amounts in cash. However, if the excess SEP contributions (not including allocable income) total less than $100, then the excess contributions are includible in the Employee's gross income in the year of notification. Income allocable to the excess SEP contributions is includible in the year of withdrawal from the Participant's IRA.

(f) If the Employer fails to notify any of the affected Highly Compensated Employees within 2 1/2 months following the end of the Plan Year of an excess SEP contribution, the Employer must pay a tax equal to 10% of the excess SEP contribution. If the Employer fails to notify Employees by the end of the Plan Year following the Plan Year in which the excess SEP contributions arose, the SEP no longer will be considered to meet the requirements of Code Section 408(k)(6). If the SEP no longer meets the requirements of Code Section 408(k)(6), then any contribution to an Employee's IRA will be subject to the IRA contribution limitations of Code Sections 219 and 408 and thus may be considered an excess contribution to the Employee's IRA.

(g) The notification to each affected Highly Compensated Employee of the excess SEP contributions must specifically state in a manner calculated to be understood by the average employee:

(i) The amount of the excess SEP contributions attributable to that Employee's elective deferrals;

(ii) The calendar year in which the excess SEP contributions are includible in gross income; and

(iii) That the Employee must withdraw the excess SEP contributions (and allocable income) from the IRA by April 15 following the year of notification by the Employer. Those excess contributions not withdrawn by April 15 following the year of notification will be subject to the IRA contribution limitations of Code Sections 219 and 408 for the preceding calendar year and thus may be considered an excess contribution to the Employee's IRA. Such excess contributions may be subject to the six percent tax on excess contributions under Code Section 4973. If income allocable to an excess SEP contribution is not withdrawn by April 15 following the year of notification by the Employer, the income may be subject to the ten percent tax on early distributions under Code Section 72(t) when withdrawn.

4.5 Distributions From This Plan

     The Employer shall notify each Employee who makes an elective deferral to this Plan that, until the earlier of the date the notification to Participants is made pursuant to Sections 4.2(b) and 4.4(b) or 2 1/2 months after the end of a particular Plan Year, any transfer or distribution from that Participant's IRA of contributions (or income on these contributions) attributable to elective deferrals made during that Plan Year will be includible in income for purposes of Code Sections 72(t) and 408(d)(1).

4.6 Top-Heavy Requirements

(a) If the Employer elects in the Adoption Agreement that this Plan is deemed to be a top-heavy plan, then, unless another plan of the employer is designated in the Adoption Agreement to satisfy the top-heavy requirements of Code Section 416, the Employer shall make a minimum contribution each year to the IRA of each Employee eligible to participate in this Plan (other than a key employee as defined in Code Section 416(i)), which, in combination with other non-elective contributions, if any, is equal to the lesser of three percent of each Employee's Compensation or a percentage of such Compensation equal to the percentage of Compensation at which elective and non-elective contributions are made under this Plan for the Plan Year for the key employee for whom such percentage is the highest for the Plan Year.

(b) For purposes of satisfying the minimum contribution requirements under Code
Section 416, all Elective and Non-Elective Contributions under this Plan shall be taken into account in determining the percentage of Compensation contributed on behalf of a key employee, but elective deferrals shall not be taken into account in determining the percentage of Compensation contributed on behalf of an Employee who is not a key employee.

(c) If the Employer elects in the Adoption Agreement that this Plan is not deemed to be a top-heavy plan, then the provisions of 4.6(a) and (b) above shall only apply when the Plan is actually a top-heavy plan as defined in 4.6(d) below. Furthermore, the minimum allocation provided in 4.6(a) shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(d) For purposes of 4.6(c) above, the following definitions shall apply for determining whether this Plan is a top-heavy plan.

(1) "Top-heavy plan" means this Plan if any of the following conditions exists:

(i) If the "top-heavy ratio" for this Plan exceeds 60 percent and this Plan is not part of any "required aggregation group" or "permissive aggregation group" of plans;

(ii) If this Plan is a part of a "required aggregation group" of plans but not part of a "permissive aggregation group" and the "top-heavy ratio" for the group of plans exceeds 60 percent; or

(iii) If this Plan is a part of a "required aggregation group" and part of a "permissive aggregation group" of plans and the "top-heavy ratio" for the permissive aggregation group exceeds 60 percent.

(2) "Top-heavy ratio" means:

(i) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the "determination date(s)" has or has had accrued benefits, the "top-heavy ratio" for this Plan alone or for the "required aggregation group" or "permissive aggregation group" as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the "determination date(s)," and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the "determination date(s)"), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the "top-heavy ratio" are increased to reflect any contribution not actually made as of the "determination date," but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

(ii) For purposes of (i) above, the value of account balances will be determined as of the most recent "valuation date" that falls within or ends with the 12-month period ending on the "determination date." The account balances of a participant (1) who is not a key employee but who was a key employee in a prior year, or (2) who has not been credited with at least one hour of service with any Employer maintaining the Plan at any time during the 5-year period ending on the "determination date" will be disregarded. The calculation of the "top-heavy ratio" and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. When aggregating plans, the value of account balances will be calculated with reference to the "determination dates" that fall within the same calendar year.

(iii) Notwithstanding the foregoing, the Employer may elect to apply (i) and
(ii) above by taking into account aggregate Employer contributions in lieu of the aggregate account balances of Employees.

(3) "Permissive aggregation group" means the "required aggregation group" of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(4) "Required Aggregation Group" means (a) each qualified plan of the Employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Code Sections 401(a)(4) or 410.

(5) "Determination date" means for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the "Determination date" is the last day of that year.

(6) "Valuation date" means the last day of the Plan Year as of which account balances are valued for purposes of calculating the "top-heavy ratio."

Article V
Amendment and Termination

5.1 Amendment

     The Employer expressly delegates authority to LEGG MASON WOOD WALKER, INC., the Plan sponsor, the right to amend this Plan by submitting a copy of the amendment to each Employer who has adopted this Plan after first having received a ruling or favorable determination from the Internal Revenue Service that the Plan as amended qualifies under Code Section 408(k) and the Act. The Plan sponsor will inform the Employer of any amendments made to this Plan or if the Plan sponsor no longer sponsors this prototype.

5.2  Termination

     The Employer shall have the right at any time to terminate the Plan.

Article VI
Miscellaneous

6.1 Employer Adoptions

(a) Any organization may become the Employer hereunder by executing the Adoption Agreement.

(b) The affiliation of the Employer and the participation of its Participants shall be separate and apart from that of any other employer and its participants hereunder.

6.2 Participant's Rights

     This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

6.3 Construction Of Agreement

     This Plan shall be construed and enforced according to the Act and the laws of the State of Maryland, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

6.4 Gender And Number

     Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would also apply.

6.5 Uniformity

     All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

6.6 Use Of Plan

     This Plan may only be used in conjunction with a Prototype Individual Retirement Account or an Individual Retirement Annuity that has received a favorable opinion letter from the Internal Revenue Service or an IRS Model IRA.

     In addition, an Employer who has ever maintained a defined benefit plan which is now terminated may not participate in this Plan. If, subsequent to adopting this Plan, any defined benefit plan of the Employer terminates, the Employer will no longer participate in this prototype Plan and will be considered to have an individually designed plan.

6.7 Distributions From This Plan

     Distributions of amounts derived from Employer contributions made to a Participant's IRA pursuant to this Plan shall be governed solely by the Code and Regulations thereto pertaining to distributions from an IRA and stated in the documents establishing said Participant's IRA. The Employer may not in any way restrict the Participant's withdrawal rights or condition any contributions on the Participant's forbearance of his right to make withdrawals.

6.8 Restrictions On Integration

     Employer contributions to this Plan may not be integrated with Social Security if the Employer maintains in addition to this Plan, one or more qualified plans integrated with Social Security.

07
     Internal Revenue Service                            Department of the Treasury

Prototype SEP with Salary Reduction Feature 002
FFN: 50436980700-002  Case: 9380093  EIN: 52-0902557     Washington, DC 20224
Letter Serial No: D411188a
                                                         Person to Contact: Ms. Arrington
   (right arrow) LEGG MASON WOOD WALKER INC
                                                         Telephone Number: (202) 566-6814
                 111 SOUTH CALVERT STREET
                                                         Refer Reply to: E:EP:Q:0
                 BALTIMORE, MD  21202
                                                         Date: 02/22/93

Dear Applicant:

In our opinion, the form of your Simplified Employee Pension (SEP) arrangement is acceptable under section 408(k) of the Internal Revenue Code. This SEP arrangement is approved for use only in conjunction with an Individual Retirement Arrangement (IRA) which meets the requirements of Code section 408 and has received a favorable opinion letter, or a model IRA (Forms 5305 and 5305-A).

Employers who adopt this approved plan will be considered to have a retirement savings program that satisfies the requirements of Code section 408 provided that it is used in conjunction with an approved IRA. Please provide a copy of this letter to each adopting employer.

Code section 408(l) and related regulations require that employers who adopt this SEP arrangement furnish employees in writing certain information about this SEP arrangement and annual reports of savings program transactions.

Your program may have to be amended to include or revise provisions in order to comply with future changes in the law or regulations.

If you have any questions concerning IRS processing of this case, call us at the above telephone number. Please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter. Please provide those adopting this plan with your phone number, and advise them to contact your office if they have any questions about the operation of this plan.

You should keep this letter as a permanent record. Please notify us if you terminate the form of this plan.

                                       Sincerely yours,

                                       /s/ John Swieca
                                       -------------------------
                                       John Swieca
                                       Chief, Employee Plans
                                       Qualifications Branch

Employer Guidelines

           The following steps must be taken by an adopting Employer prior to this SEP-IRA becoming effective:

           Step One: Each employee who will be eligible to participate in the SEP-IRA must complete and execute a Legg Mason IRA Adoption Agreement and such Adoption Agreement must be accepted by Legg Mason, as Custodian.

           Step Two: The Employer should read the Notice to Adopting Employer (enclosed).

           Step Three: The Employer must complete and execute the Adoption Agreement for Legg Mason Wood Walker, Inc. Simplified Employee Pension Plan and such Adoption Agreement must be accepted by Legg Mason.

           Step Four: The Employer should distribute to eligible employees the Legg Mason Wood Walker, Inc. Simplified Employee Pension Plan Disclosure Statement.

           The following steps should be taken by a sponsoring employer each year with respect to the SEP-IRA: (Step Two and Step Three only apply when salary reduction features are selected.)

           Step One: Determine and make any required contributions for the year and notify participating employees of the amount of such contributions.

           Step Two: Ascertain compliance (i) with the fifty percent participation requirement with respect to any elective deferral feature of the SEP-IRA and (ii) with the average deferral percentage test applicable to any such feature (see Worksheet enclosed). If the SEP-IRA does not satisfy both of these tests, notify affected participants within 2 1/2 months of the end of applicable plan year (see sample Notice enclosed).

           Step Three: If SEP-IRA satisfies the average deferral percentage test for the plan year, if applicable, notify participating highly compensated employees of this fact within 2 1/2 months after the end of the plan year.

           Legg Mason, Inc., provides securities brokerage, investment advisory, corporate and public finance, and mortgage banking services to individuals, institutions, corporations, and municipalities. We serve our brokerage clients through over 90 offices.

           As investment advisors, we manage more than $23 billion in assets for private accounts and mutual funds. Our mortgage banking subsidiaries have direct and master servicing responsibility for $12 billion of commercial mortgages.